Exhibit 10.72

Loan Agreement

between

AMBOW EDUCATION HOLDING LTD.

as Borrower

and

SINO ACCORD INVESTMENTS LIMITED

Dated April 5 , 2017

US DOLLAR LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered by the following parties:

Party A: Sino Accord Investments Limited

Party B: Ambow Education Holding Ltd.

WHEREAS:

1.	Party A is a company incorporated under the laws of the United States of America (the “Lender”).

2.	Party B is a company incorporated under the laws of Cayman Islands (the “Borrower”).

3.	The Lender agrees to provide a one year interest-free loan of US$6,000,000 to the Borrower for its business operations.

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NOW THEREFORE, all parties agree as follows:

1.	Principal of the Loan. The Lender agrees to provide a loan to the Borrower with the principal as US$6,000,000 in accordance with the terms and conditions set forth in this Agreement.

2.	Undertakings of the Borrower. The Borrower shall use the total amount of the Loan solely conduct its business operations.

3.	Term. The term of such loan starts from the date that Borrower received the loan amount until one year and could be extended upon the written agreement of the parties through negotiations.

4.	Method of Repayment. This repayment of the Loan under this Agreement are payable in form or manner as agreed by the Lender and the Borrower as permitted under the laws of United States of America and Cayman Islands.

5.	Interest. The parties agree and confirm that this loan is an interest-free loan.

6.	Event of Default and Remedies. Any one of the following occurrences shall constitute an “Event of Default” under this Agreement:

(a)	The Borrower fails to repay the Loan hereunder when due in accordance with this Agreement;

(b)	The Borrower becomes insolvent or bankrupt, commits any act of bankruptcy, generally fails to pay its debts as it become due, becomes the subject of any proceedings or actions of any regulatory agency or any court, or makes an assignment for the benefit of its creditors, or enters into any Agreement for the composition, extension, or readjustment of all or substantially all of its obligations;

Upon the occurrence of any Event of Default hereunder, the entire or part of the Loan shall, at the sole option of the Lender and without notice or demand of any kind to the Borrower, immediately become due and payable, and the Lender may pursue all remedies available under this Agreement and seeking immediate repayment of the Loan. Without prejudice to the rights of the Lender under the immediately preceding sentence, the Borrower undertakes to indemnify the Lender against any actions, charges, claims, costs, damages, demands, expense, liabilities, losses and proceedings which the Lender may sustain or incur as a consequence of the occurrence of any Event of Default hereunder.

7.	Successors. This Agreement shall be assignable upon the written agreement of both parties through negotiations.

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8.	Conflicting Agreements. In the event of any inconsistencies between the terms of this Agreement and the terms of any other document related to the loan evidenced by the Agreement, the terms of this Agreement shall prevail, except defined otherwise with written Agreement of both parties.

9.	Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegality or unenforceable in any other jurisdiction. The Parties shall, through fairly consultation, make reasonable efforts to replace those invalid, illegal or non-enforceable provisions with valid provisions that may bring the similar economic effects with the effects caused by those invalid, illegal or non-enforceable provisions.

10.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and Cayman Islands.

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IN WITNESS the hands of the Parties or their duty authorized representatives on the date first above stated.

SIGNED BY

/s/
Authorized signature for and on behalf of SINO ACCORD INVESTMENTS LIMITED (the “Lender”)

SIGNED BY

/s/
Authorized signature for and on behalf of AMBOW EDUCATION HOLDING LTD. (the “Borrower”)

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